EXHIBIT 10.3


                                  OFFICE LEASE
                               ROCHWIL ASSOCIATES
                                       TO
                            TIMELY INFORMATION CORP.
                             FOR PREMISES KNOWN AS:
                              Suites 1153 and 1155
                              Sibley Tower Building
                               25 Franklin Street
                               Rochester, NY 14614


TABLE OF CONTENTS
ARTICLE 17 SIGNS                                                          13
Section 17.1 -Signs.                                                      13
ARTICLE 18 ACCESS TO PREMISES                                             14
Section 18.1 -Landlord's Entry on Premises                                14
ARTICLE 19 -SUBORDINATION                                                 14
Section 19.1 -Subordination                                               14
ARTICLE 20 NOTICES                                                        15
Section 20.1 -Notices.                                                    15
ARTICLE 21 -WAIVER                                                        15
Section 21 .1 -Waiver.                                                    15
ARTICLE 22 -PROVISIONS BINDING, ETC                                       15
Section 22.1 -Provisions Binding.                                         15
ARTICLE 23 SURRENDER OF PREMISES                                          16
Section 23.1 -Surrender of Premises.                                      16
Section 23.2 Holdover.                                                    16
ARTICLE 24 -SECURITY DEPOSIT -INTENTIONALL y DELETED                      16
ARTICLE 25 MISCELLANEOUS PROVISIONS                                       16
Section 25.1 -Consent of Landlord.                                        16
Section 25.2 Corporate Authority.                                         16
Section 25.3 Successors.                                                  16
Section 25.4 Brokers.                                                     16
Section 25.5 Riders; Exhibits.                                            16
Section 25.6 Interpretation of Lease.                                     17
Section 25.7 Entire Agreement.                                            17
Section 25.8 Captions; Titles.                                            17
Section 25.9 Singular and Plural                                          17
Section 25.10 -Joint and Several Obligations.                             17
Section 25.11 -Severability.                                              17
Section 25.12 Tenant and Landlord.                                        17
Section 25.13 -Release.                                                   18
Section 25.14 Rules and Regulations                                       18
EXHIBIT A -FLOOR PLAN OF PREMISES                                         20
         EXHIBIT B -LANDLORD IMPROVEMENTS
EXHIBIT C -TENANT IMPROVEMENTS                                            22

                                      LEASE

THIS LEASE ("Lease") is made March 12, 1999 by and between ROCHWIL ASSOCIATES, having an address of 1265 Scottsville Road, Rochester, New York,.] 14624 ("Landlord") and TIMELY INFORMATION CORP. .a New York corporation, having an address of 3400 West Ridge Road. Suite 5-314. Rochester. New York 14626 ("Tenant"). This Lease is granted and accepted upon the terms, covenants and conditions herein contained, and each of the parties agree to perform and observe all terms, covenants and conditions hereof to be performed on their part.

ARTICLE 1. -PREMISES

Section 1 .1 -Description of Leased Premises.

The Sibley Tower Building ("Sibley Tower") is a portion of a multi-use facility known hereafter as the "Sibley Complex", situate in the City of Rochester, County of Monroe and State of New York and which is identified on Exhibit A attached hereto (the "Building"). Landlord leases to Tenant and Tenant leases from Landlord square feet of space on the eleventh (11th) floor of the Sibley Tower, known as Suites 1153 and 115.5 (the "Premises").

Section 1.2 -Option to lease alternate or additional space:

Provided Tenant is not then in default under the terms of this Lease, at any time prior to the expiration of this Lease Term shall have the option to lease either (i) additional; or (ii) or alternative space in the Sibley Tower. Tenant shall notify Landlord in writing of its election to lease additional or alternative space.
(a) In the event Tenant elects to lease additional space, Tenant shall also have the option of surrendering possession of either Suite 1153 or Suite 1155, provided, however, that the total square footage of the remaining Suite, together with the total square footage of any new leased space shall exceed the total square footage of the leased premises set forth herein. Landlord and Tenant shall enter into a Lease Agreement for such additional space upon terms and conditions to be negotiated prior to execution of such Lease Agreement. Upon execution of such Lease Agreement by both parties, this Lease Agreement shall be terminated and of no further force and effect.
(d) Landlord shall be under no obligation to Lease additional or alternative space to Tenant, and the failure by the parties to reach a satisfactory agreement as to the terms and conditions of any Lease Agreement for additional or alternative space shall not give Tenant the right to terminate this Lease Agreement.

Section 1.3 -Common Areas.

Landlord grants to Tenant the common and non-exclusive right to use those areas and facilities located outside the Premises and within the Building which are provided for and designated by Landlord from time to time for the general use and convenience of Tenant and other occupants in the Building. The use of such areas and facilities shall be subject to the terms, covenants and conditions herein contained, including such reasonable rules and regulations as 1.
(b) In the event Tenant elects to Lease alternative space, Tenant shall surrender possession of Suites 1153 and 1155, provided, however, that the total square footage of any new leased space shall exceed the total square footage of the leased premises set forth herein. Landlord and Tenant shall enter into a Lease Agreement for such alternative space upon terms and conditions to be negotiated prior to execution of such Lease Agreement. Upon execution of such Lease Agreement by both parties, this Lease Agreement shall be terminated and of no further force and effect. (c) It is expressly understood that the option set forth in this Section 1.2 is exclusive to Tenant hereunder and may not be assigned or exercised by any other assignee or sublease permitted under the Lease.

Landlord may establish from time to time upon not less than thirty (30) days notice, which rules and regulations shall be uniformly enforced.

ARTICLE 2. -TERM.

Section 2.1 -Term.

The Term of this Lease shall commence on April 1. 1999, or the earlier of: (a) sixty (60) days after notice from Landlord delivering possession of the Premises to Tenant; (b) sixty (60) days after the date Tenant, its employees, agents or contractors first enters the Demised Premises; or (c) the date that the Tenant opens the Demised Premises for business (hereinafter the "Term Commencement Date"), and shall expire on June 30.2004, unless sooner terminated or extended as provided in this Lease. The first "Lease Year" is defined to be the period beginning with the Term Commencement Date and ending on the last day of the twelfth full calendar month thereafter. Subsequent Lease Years shall be consecutive periods of twelve (12) full calendar months following the first Lease Year. All the provisions of this Lease shall apply during the period prior to the T erm of this Lease.

ARTICLE 3. -RENT.

Section 3.1 -Rent and Payment of Rent.

         (e) Tenant covenants to pay to Landlord or Landlord's designated agent at its office, or at a place and in a manner otherwise designated by Landlord, as rent for said Premises during the Lease Term, annual minimum guaranteed rental (hereinafter "Minimum Rent"), payable in advance in equal monthly installments on the first day of each and every month, without demand and without offset or deduction, as follows: Lease Year:
Annual Rent:
Monthly Installments:
1 3
4-5
$10,992.00
$11,450.00
$916.00
$954.17
         (f) The Minimum Rent for any partial month shall be prorated based on the number of days in the month in which the Term Commencement Date occurs. Minimum Rent, Additional Rent and all other charges and/or payments due under this Lease must be paid in lawful money of the United States of America.
         (g) In the event Tenant fails to make any rent payment (including but not limited to, Minimum Rent, Additional Rent, or construction charges, all as defined herein), in the full amount when same is due and payable, Tenant agrees to pay a late fee of two percent (2%) of the unpaid portion of said rent, for that month, from and after the date on which any such sum shall be due and payable. Such late fee, together with a late charge of $100.00 for each and every past due notice to cover the additional administrative expenses in processing late payments, shall be immediately due and payable to the Landlord. In no event shall this provision be deemed to grant Tenant any grace period or extension of time to pay any rent as invoiced, nor shall it prohibit or bar Landlord from exercising any of its rights hereunder. Tenant further agrees that an administrative fee of $50.00 shall be due for each and every dishonored check tendered by Tenant as payment of any rent. Tenant further agrees that in the event Tenant tenders to Landlord two (2) or more checks during the Term of this Lease which are subsequently dishonored, then, in that event, all checks thereafter submitted by Tenant for the payment of any charge as set forth in this Lease shall, at Landlord's option, be required to be made in good and sufficient funds or in a form acceptable to Landlord (i.e., certified check, cashier's check, bank secretary's check, or bank draft). For purposes of this Lease, Additional Rent shall be defined as any payment required to be made by Tenant under the provisions of this Lease, including the Exhibits and any rider annexed hereto, other than Minimum Rent. Additional Rent shall be due and payable without demand and without offset or deduction.

Section 3.2 -Rent Credit

Notwithstanding anything combined herein to the contrary, provided Tenant is not in default of this Lease and no condition exists, which with the giving of notice, or passage of time would constitute a default of this Lease, and Tenant opens for business in the Demised ~remises within the time specified in Section 2 of this Lease, Tenant shall not be required to commence Minimum Rent payment, as set forth herein, until three (3) months after the date the term commences under the Lease Agreement ("~abatement Period"). Tenant shall, however, from the Term Commencement Date of this Lease Agreement -be liable for and pay its proportionate share of Taxes Common Area Maintenance, Marketing Fund expenses and any and all other charge~ for which Tenant IS liable under the terms and conditions of this Lease Agreement. Upon the occurrence of a default by Tenant during the first three (3) months of this Lease Term the Abatement Period shall be deemed to have fully expired, all future Minimum Rent shall begin to accrue as of the date of said default and any rents which were otherwise due but for the provisions of the preceding paragraph, shall immediately be due and payable as of the date of said default.

ARTICLE 4. -POSSESSION BY TENANT

Section 4.1 -Delivery of Possession

         Possession of the Premises shall be delivered to Tenant on the Lease Commencement Date, provided, however, that:
If for any reason whatsoever, the Landlord is unable to deliver possession of the Premises on the Lease Commencement Date, (i) Landlord shall not be liable for any damages caused for failing to deliver possession; (ii) Tenant shall not have the right to rescind this Lease; and (iii) no such failure shall in any way effect the validity of this Lease or the obligations of the Tenant hereunder. Tenant shall not be liable for Minimum Rent or Additional Rent until Landlord delivers possession of the Premises to Tenant, but such Minimum Rent and Additional Rent shall become payable on a per diem basis from the date that possession is delivered to Tenant.

Section 4.2 -Acceptance of Premises

The taking possession of the Premised by the Tenant shall be conclusive evidence as against the Tenant that said Premises and the Sibley Tower were in good and satisfactory condition and fully completed in accordance with the terms of this Lease at the time such possession was so taken.

ARTICLE 5. -CONSTRUCTION OF IMPROVEMENTS

Section 5.1 -Obligations of Landlord

Landlord agrees to complete the construction set forth in Accordance with the provisions of this Lease.

Exhibit B, if any, in Section 5.2 Obligations of Tenant.

The Tenant will perform the balance of the construction work necessary to prepare the Premises for its use, which work shall be as set forth on Exhibit C (Tenant's Improvements ) and shall include all other items of work not specifically set out as Landlord's Improvements as set forth in Exhibit B. Tenant covenants and agrees that any construction work, alterations, additions, improvements, repairs, installations of fixtures or other equipment, or any other work, in on or to the Premises shall be performed by contractors and subcontractors which (i) are bound by and signatory to an applicable collective bargaining agreement; and (ii)observe area standards for wages and other terms and conditions of employment, including fringe benefits.

ARTICLE 6 USE; USE RESTRICTIONS


Section 6.1 -Use.

Tenant will use the Premises for general purpose whatsoever office purposes and for no other

Section 6.2 Use Restrictions.

Tenant's use of the Premises as provided in this Lease shall be in accordance with the following:

(1) Tenant shall not do, bring or keep anything in or about the Premises or the ~building that with cause a cancellation of any insurance covering the Building, other Improvements and real property of which the Premises are a part. (2) Tenant will comply with all regulations, ordinances and laws concerning the Premises and Tenant's use of the Premises including, without limitation, the obligation of Tenant's cost and expense to maintain, alter or restore the Premises as necessary to comply and conform with all regulations, ordinances and laws relating to the condition, use, or occupancy of the Premises during the Term. Upon the failure by Tenant to so comply, Landlord may, upon two (2) days notice, enter the Premises and make any alterations, structural or otherwise, reasonably necessary to comply with the relevant regulations, ordinances or laws. Tenant agrees that the cost incurred by Landlord in making said necessary alterations, structural or otherwise, shall be deemed Additional Rent and shall be due and owing as Additional Rent for the Premises for the month next following completion of the alterations. (3) Tenant shall not use the Premises in any manner that will constitute waste, nuisance or unreasonable annoyance to other tenants in the Building.
(4) Tenant shall not use the Premises for living quarters, sleeping apartments, lodging rooms or other residential purposes. (5) Tenant shall not use the Premises for cooking, or the preparation, manufacture or mixing of anything that might emit any odor or objectionable noises or lights into or about the Building, other improvements and land of which the Premises are a part, except the use of Tenant's kitchen facilities. (6) Tenant shall not do anything on the Premises that will cause damage to the Building or other improvements, or the real property of which the Premises are a part. (7) Tenant shall not use, generate, manufacture, refine, store, treat, transport, keep or dispose of, nor allow any of its agents, servants, employees or contractors to use, generate, manufacture, refine, store, treat, transport, keep or dispose of any substance on or from the Demised Premises or the Shopping Center that is considered a hazardous substance under any Federal, State or local law. In the event Tenant violates this Section Tenant shall, at its sole cost and expense, remove such substance in accordance with applicable law. (8) Tenant shall not operate any coin or token operated vending machine or similar device for the sale of any goods, wares, merchandise, food, beverages, or services, without the prior written consent of Landlord except machines or devices for employees' convenience, including, but not limited to, pay lockers, pay toilets, scales, amusement devices or machines for the sale of beverages, foods, candy, tobaccos, or other commodities.

ARTICLE 7 -MAINTENANCE

Section 7. 1 -Landlord's Maintenance

Except as provided in Section 7.2 and Articles 13 and 14, or unless due to the negligence or willful misconduct of the Tenant, its agents, servants, contractors, subcontractors or employees, Landlord shall maintain and repair, or cause to have maintained or repaired, in good condition, the following: (1) The structural parts of the Building, which structural parts include the foundations, bearing and exterior walls, sub flooring and roof; (2) The electrical, plumbing and sewage systems and fixtures, including, without limitation, those portions of the systems lying outside the Premises; (3) Window frames, gutters and downspouts on the Building; and (4) Premises; Heating, ventilating and air-conditioning systems and fixtures servicing the (5) The Common Areas of the Sibley Complex of which the Premises are a part.

Section 7.2 -Tenant's Maintenance

Except as provided in Section 7.1 and Articles 13 and 14, Tenant, at is cost and expense, shall maintain in good condition all portions of the Premises. Tenant shall be liable for any damage to the Premises or the Building or other improvements of which the Premises are a part, resulting from the acts or omissions of Tenant, its agents or employees, or from Tenant's failure to perform its obligations under this Section 7.2. Tenant shall promptly, on demand, reimburse Landlord for the full cost and expense of repair and/or replacement of all such damage, which cost and expenses shall be due and owing as Additional Rent for the Premises for the month next following.

ARTICLE 8 -AL TERA TIONS

Section 8.1 -Alterations.

Tenant shall have the right to make interior, non-structural changes not visible from the exterior of the Building of which the Demised Premises form a part, at a cost not to exceed $20,000.00, without the prior consent of Landlord provided Tenant gives Landlord written notice of such work not less than thirty (30) days prior to its commencement and submits plans for such alterations to Landlord for Landlord's records only.
Any other alterations, additions or improvements in, or to the Demised Premises, of any kind or nature whatever, desired by the Tenant may be done by the Tenant, at its own cost and expense, only upon satisfaction of the following terms and conditions:

         (1) The Tenant shall first notify the Landlord, in writing, specifying in detail the alterations or additions contemplated;

         (2) Such notice shall be accompanied bya plan, blueprint or diagram showing such proposed alterations or additions;

         (3) The Landlord shall, within a reasonable time, indicate in writing its approval or disapproval of said contemplated alterations or additions and may require prior to such approval or disapproval additional specifications and/or data. Landlord's consent may be granted or withheld in Landlord's sole discretion. If the cost of any alterations or additions exceeds Twenty Thousand Dollars ($20,000.00), then Tenant shall furnish Landlord with a bond indemnifying Landlord against any and all claims, losses or damages resulting from the failure of the Tenant, its agents, servants, employees or independent contractors to fully complete said alterations or additions in accordance with said plan or blueprint, or to fully pay therefore, or to remove or bond any and all mechanic's liens filed against the Demised Premises or the Building, for claims for work done or materials furnished, it being understood that Tenant's failure to remove or bond any such lien within ten (10) days after notice of filing thereof shall in and of itself constitute damage to the Landlord in the amount of said lien and any expenses it may be put to in removing the same, including attorneys' fees. Such policy and such bond shall be in a recognized insurance company or surety company authorized to do business in the State wherein the property is located. Any alterations made (except Tenant's equipment, furniture, merchandise and other moveable property which shall be removed without damage to the Premises) shall remain on and be surrendered with the Premises on expiration or termination of the Term, except that Landlord may elect, within thirty (30) days before expiration of the Term, to require Tenant to remove any alterations that Tenant has made to the Premises. If Landlord so elects, Tenant, at its sole cost and expense, shall restore the Premises to the condition designated by Landlord in its election, before the last day of the Term, or within fifteen (15) days after notice of election is given, whichever is later.

Tenant covenants and agrees that any alterations, additions, improvements, repairs, installations of fixtures or other equipment, or any other work, in on or to the Premises shall be performed by contractors and subcontractors which
(i) are bound by and signatory to an applicable collective bargaining agreement; and (ii) observe area standards for wages and other terms and conditions of employment, including fringe benefits.

ARTICLE 9 MECHANIC'S LIENS

Section 9.1 Mechanic's Liens

Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this Lease. Tenant shall keep the Building, other improvements and real property of which the Premises are a part, free and clear of all mechanic's liens resulting from construction done by or for Tenant. Notwithstanding the foregoing, if any mechanic's lien is filed against the Premises, or the improvements or the Building of which the Premises form a part, for work claimed to have been done for, or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense, by filing the bond required by law and, in the event Tenant fails to satisfy or discharge the same as above provided, Landlord may, at its option, undertake to do so. Any costs or expenses incurred by Landlord pursuant to this Article 9 shall be repaid to Landlord on demand as Additional Rent.

ARTICLE 10 -UTILITIES AND SERVICES

Section 1 .1 -Landlord

Landlord shall furnish or cause to be furnished to the Premises reasonable quantities of water, electricity, heat and air conditioning as reasonably required for Tenant's use. Tenant shall pay to Landlord in monthly installments, as Additional Rent, Its share of the cost of such utilities. Notwithstanding the foregoing to the contrary, Tenant shall be assigned a check meter for the Premises, and Tenant's share of electric shall be based upon such check meter. Landlord shall not be liable to any extent to Tenant in damages or otherwise if anyone or more of the utilities or services Landlord is obligated to furnish, or cause to be furnished, to the Premises IS impaired, interrupted, terminated or varied because of any reason whatsoever, including, but not limited to, failures, improvements, installations, "power surges", nor shall any such impairment, interruption, termination or variance in any way release Tenant form the performance of any of its obligations under this Lease, except in the event such condition is the result of the negligence or willful misconduct of Landlord, its agents or employees.

Janitorial Services

Landlord shall provide the following janitorial services:
(1) In the Premises:
(a)
(b) Daily Service: spot vacuum, empty waste, clean ashtrays; Weekly Service: vacuum carpets and dust furniture;
(c) Semi-annual Service: wash windows inside and out.
(2) In the Common Areas:
(a)
Daily Service: vacuum carpets, sanitize restrooms, dust, mop tile floors, clean all sinks and mirrors; Janitorial services shall include only ordinary dusting and cleaning and shall not including shampooing of carpets or rugs, cleaning of draperies or furniture or other unusual services. Landlord shall replace fluorescent lighting tubes and electric light bulbs when required.
(3) Semi-annual Service: wash windows inside and out.

ARTICLE 11 -WAIVER OF SUBROGATION AND INDEMNITY.

Section 11.1 -Waiver of Subrogation

Landlord hereby releases Tenant, and Tenant hereby releases Landlord, except as to deductible amounts, to the extent of their respective fire, with extended coverage endorsement, insurance policies from all claims for loss or damage to the property of the other, whether or not caused by the act or negligence of the other. If, at any time, the insurance carrier of either party refuses to write (and if no other responsible insurance carrier will write) insurance policies which consent to or permit such release of liability, then such party shall notify the other party, and upon the giving of such notice, this Section 11 of this Lease shall be void and of no effect.

Section 11.2 -Indemnity.

The Tenant agrees to and shall indemnify, hold harmless and defend the Landlord of and from any damage or liability including cost or expense to which Landlord may be put by reason of any injury or damage to person or property by virtue of Tenant's use, occupancy, management, operation, possession and/or control of the Premises or any portion thereof. However, nothing in this Lease shall be deemed to relieve Landlord of liability for its negligence or willful misconduct or the negligence or willful misconduct of its agents or employees in the operation and maintenance of the Common Areas.

ARTICLE 12 -INSURANCE

Section 12. 1 -General Liability and Property Damage Insurance.

The Tenant, at its sole cost and expense, shall obtain occurrence form policies of commercial general liability and property damage insurance which, up to the maximum liability amounts thereof, but in no event less than the amounts hereinafter designated, insure the Tenant, the Landlord, Landlord's management company and its agents (and such other person(s) designated by the Landlord, having an insurable interest) against liability for injury to persons and/or property (and death) of any person or persons in or about the Premises or occurring outside of the Premises but within the Sibley Complex where such injury and/or damage results from the act or omission of the Tenant, or its agents, servants, employees or contractors or arises out of Tenant's use of the Demised Premises for the following periods set forth below:

         (1) From the earlier of the date that Landlord delivers possession of the Premises to the Tenant or the date that Tenant, its agents, employees or contractor(s) first enter the Premises, until such time as construction of the Premises is completed and Tenant is open for business, an All Risk/Builder's Risk Completed Value form policy shall be in effect insuring Tenant, the Landlord, Landlord's management company and its agents (and such other person(s) designated by the Landlord, having an insurable interest) in an amount not less than the full value of Tenant's leasehold improvements; and
         (2) From the earlier of the date that Landlord delivers possession of the Premises to the Tenant or that the date that Tenant, its agents, employees or contractor(s) first enter the Premises and throughout the remainder of the Term of this Lease (including any renewals thereof) an occurrence form policy or policies of commercial general liability insurance (including coverage endorsements for premises and operations, products and completed operations, contractual liability, independent contractors, liquor legal liability, if applicable, personal injury and broad form property damage and such other types of coverage which may be required by Landlord from time to time ). The combined single limit of such insurance shall not be less than Three Million Dollars ($3,000,000.00) for bodily injury, death or property damage to one or more persons per occurrence. The insurance required by this Section shall be primary insurance and the insurer shall be liable for the full amount of any loss up to and including the total limit of liability as set forth in the declarations page without any right of contribution from any other insurance coverage held by Landlord regardless of whether Landlord's coverage states that it is primary coverage. During the Term, Tenant shall maintain in full force on all of its trade fixtures and equipment in the Premises a policy or policies of fire insurance insuring Landlord and Tenant with standard extended coverage endorsements, to the extent of at least eighty percent (80%) of their insurable value, which shall contain the proper co-insurance provisions to prevent Tenant from being a co-insurer. Tenant shall self-insure for any deductible amounts and any amounts in excess of Tenant's coverage. While this Lease is in effect, the proceeds from any such policy or policies shall be used for the repair or replacement of the items so insured. Tenant shall not obtain any separate insurance policies which provide coverage concurrent in form or contribution to that required in subsection 12.1(1) or (2) above unless the Landlord, its management company and agents (and such other person(s) designated by Landlord having an insurable interest) are also named as additional insured on such policies. Tenant shall submit to Landlord evidence of the insurance coverages required pursuant to this Article 12 prior to the date Tenant, or any of its agents, servants, employees or contractors enter onto the Premises. All insurance required to be secured by Tenant in accordance with this Article 12 shall be obtained from insurance carriers licensed to do business in New York State possessing a rating of A or higher from the A.M. Best Company.

Certificates of such insurance, including all required endorsements, shall be furnished to the Landlord. All such policies of insurance required of Tenant pursuant to this Article 12 shall, in addition to Tenant, name Landlord, Landlord's management company and agents (and such other person(s) designated by the Landlord that have an insurable interest) as additional insured and loss payees as their interests may appear. Each policy shall have attached thereto:
(i) an endorsement that such policy shall not be canceled or amended without at least thirty (30) days prior written notice to Landlord and each additional insured and (ii) an endorsement confirming that Landlord's interest there under shall not be invalidated by any act or neglect of Tenant. Should Tenant fail to procure such insurance and/or deliver the policy or policies or certificates therefore to the Landlord at least ten (10) days prior to the commencement date of the Term hereunder or ten (10) days prior to the expiration of any policy so delivered to the Landlord, the Landlord may, at its option obtain such insurance or any of same and the premium or premiums therefore shall be deemed to be Additional Rent and shall be paid by Tenant on the next rent payment day.

During the Term, Landlord shall maintain in full force on the Building and leasehold improvements therein a policy or policies of fire insurance. Tenant shall, at the inception of the Term, document to the Landlord, in writing, the value of its leasehold improvements, it being understood that in the event of casualty, Tenant shall be responsible for any loss to the leasehold improvements in excess of the amount stated. In addition, Landlord shall maintain in full force a policy or policies of public liability and property damage insurance against liability for injury to persons and/or property (and death) of any person or persons in or about the Common Area. Tenant may provide the insurance required by this Article 12 under a blanket insurance policy provided Tenant's blanket policy coverage is primary coverage and not subject to contribution from any Landlord policy.

ARTICLE 13 -DAMAGE AND DESTRUCTION

If the Demised Premises or the Building, or any portion of either thereof, shall be damaged during the Term by fire or any other casualty insurable under the standard fire and extended coverage insurance policies, but are not wholly untreatable, the Landlord shall repair and/or rebuild the same as promptly as possible provided that the proceeds from insurance policies are made available to Landlord. The Landlord shall not be required to repair or rebuild any of Tenant's trade fixtures and equipment required to be insured by Tenant under this Article 13 nor Tenant's signs. Such repairs and/or replacements are to be made by Tenant. In such event the Lease shall not terminate but shall remain in full force and effect and a proportionate reduction in the Minimum Rent shall be made for the time required to make such repairs, except that there shall be no reduction (i) during any period that the Tenant can use and occupy the Premises without substantial inconvenience or (ii) during any period in which said repairs are delayed at the request of or by reason of any act on the part of the Tenant, which prevents or delays the repair of said Premises by Landlord. Landlord's obligation to repair shall be subject to any delays from labor troubles, material shortages, insurance claim negotiations, or any other causes, whether similar or dissimilar to the foregoing, beyond Landlord's control.

Section 13.2 Landlord's Right To Terminate.

If the Premises are rendered wholly untenantable by fire or any other casualty or if the Premises or the Building should be damaged or destroyed by fire or other casualty to the extent of fifty percent (50%) or more of the monetary value of either thereof, whether the Premises themselves be damaged or not, or so that fifty percent (50%) or more of the floor space contained in either thereof shall be rendered untreatable, then in any such event the Landlord may, at its option, terminate this Lease or elect to repair or rebuild the same. If, as a result of any damage either to the Premises or to the Building, the Landlord determines to demolish or rebuild the Premises or the Building, then in any such event the Landlord may also terminate this Lease. In any of the foregoing instances the Landlord shall notify the Tenant as to its election, within ninety (90) days after the casualty in question. If the Landlord elects to terminate this Lease, then the same shall terminate three (3) days after such notice is given and the Tenant shall immediately vacate the Premises and surrender the same to the Landlord, paying rent to the time of said vacation and surrender, subject to a proportionate abatement from the time of said damage. If the Landlord does not elect to terminate this Lease, the Landlord shall repair and/or rebuild the Premises as promptly as possible, subject to any delay from causes beyond its reasonable control and to Landlord's receipt of insurance proceeds, and the Term shall continue without interruption and this Lease shall remain in full force and effect, subject to equitable abatement in the Minimum Rent from the time of said damage or destruction until Landlord has completed its repairs or restoration.

Section 13.3

If any part of or all of the Sibley Complex, Building or Common Areas are damaged by fire or other casualty or are taken by condemnation or appropriation to such an extent that the Sibley Complex cannot, in the sole judgment of Landlord, be operated as a multi-use facility, then the Landlord may cancel this Lease, although the Premises are not themselves damaged or appropriated. Written notice of said cancellation shall be given Tenant within ninety (90) days after such damage or after such appropriation becomes effective and Tenant shall immediately surrender possession, paying Minimum Rent to the time of said surrender, subject to equitable abatement in Minimum Rent from the time of damage to the Demised Premises.

Section 13.4 Loss During Later Part of Term.

If destruction of the Premises or the Sibley Complex and other improvements in which the Premises are located, occurs during the last three (3) years of the Term, Landlord may terminate this Lease by giving notice to Tenant not more than sixty (60) days after the destruction.

ARTICLE 14 CONDEMNATION

Section 14.1 -Parties' Right and Obligation

If, during the Term or during the period time between the execution of this Lease and the di3te the Term commences, there is any taking of all or any part of the Sibley Complex, other improvements or real property of which the Premises are a part, or any interest in this Lease by condemnation, or if there is a voluntary conveyance by Landlord in lieu thereof, the rights and obligations of the parties hereto shall be determined pursuant to this Article 14.

Section 14.2 Total Taking.

If the fee of the entire Sibley Complex, other improvements or real property of which the Premises are a part and the land underlying the same is condemned or appropriated by any apparent competent authority, then and in that event the Term of this Lease shall cease and terminate on the date possession is to be given to the condemning authority unless an earlier date is set by Landlord.

Section 14.3 Partial Taking.

If the fee of a substantial part but less than all of the Sibley Complex, other improvements or real property of which the Premises are a part and the land underlying the same is so condemned or appropr!ated, and if the remainder of the Premises can reasonably be used for substantially the same purposes and in substantially the same manner, except for the amount of floor space, as the Premises prior to such condemnation or appropriation, then this Lease shall continue in full force and effect without change, with respect to the remaining portion of the Premises, except that Minimum Rent shall be equitably adjusted. The foregoing notwithstanding, the Landlord at its option, may notify Tenant of its desire to terminate this Lease, such termination to be effective on date set by Landlord. If this Lease shall so continue, the Landlord shall, at its own cost and expense, with reasonable promptness, repair and/or rebuild the remaining portion of the Premises; provided, however, that the Landlord shall in no event be required to expend for such work an amount in excess of the amount of money received by said Landlord for the taking of the portion of the Premises condemned. The amount of money received by Landlord shall mean that part of the award in condemnation which is free and clear to Landlord of any demand by mortgage, mortgages or other secured parties for the value of the diminished fee. If, during the performance of any such work, the business of the Tenant is substantially interrupted, Minimum Rent shall be equitably adjusted until such work is completed. If the part of the Premises not condemned cannot be used for substantially the same purposes and in substantially the same manner, except for the amount of space, as the Premises prior to such condemnation, the Landlord and the Tenant shall each have the option to terminate this Lease by written notice to the other within ninety (90) days after the date of taking. If any such notice be given, the Lease shall terminate at the end of the month in which occurs the thirtieth (30th) day after the giving of such notice. The foregoing notwithstanding, the Landlord, at its option, may notify Tenant of its desire to terminate this Lease, such termination to be effective on date set by Landlord.

Section 14.4 -Proceeds of Condemnation.

In the event of any condemnation or taking as aforesaid, whether whole or partial, the Tenant shall not be entitled to any part of the award paid for such condemnation and Landlord is to receive the full amount of such award, the Tenant hereby expressly waiving any right or claim to any part thereof; provided, however, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant, in Tenant's own right, on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in the loss or removal of Tenant's merchandise, furniture, fixtures and such leasehold improvements and equipment to which title has not vested in Landlord pursuant to the terms of this Lease. In the event of any termination of the Lease under this Article, Minimum Rent shall be prorated to the date of vacation of the Premises. Tenant agrees to promptly execute any and all instruments as may be required to effectuate the provisions of this Article.

ARTICLE 15 -ASSIGNMENT AND SUBLETTING

Section 15.1 -Assignment and Subletting.

Tenant shall not assign or sublet all or any portion of its interest in the Premises without Landlord's prior written consent. Notwithstanding Landlord's prior written consent to any assignment or sublease by Tenant, Tenant herein shall continue to remain liable under all terms, covenants and conditions of this Lease and may be joined in any suit to enforce the provisions of this Lease.

ARTICLE 16 DEFAULT

Section 16.1 -Events of Default.

For purposes of the Lease herein, the term "default" constitutes the violation of any term, condition, covenant or obligation of Tenant under this Lease.

Section 16.2 -Landlord's Remedies.

If the Tenant shall at any time be in default continuing after ten (10) days written notice thereof in the payment of any Minimum Rent, Additional Rent, and/ or any other payments required of Tenant hereunder, or any part thereof; or if Tenant should be in default of any of the other covenants or conditions of this Lease to be kept, observed and performed by Tenant, continuing after thirty (30) days written notice thereof, or such shorter period of time as may be specified elsewhere in this Lease, or if any such non-monetary default is of a nature that cannot be cured within said thirty (30) day period, and Tenant does not commence and diligently pursue curing of said default within said thirty (30) days; or if Tenant shall vacate or abandon the Premises during the Term hereof, or fail to take possession of the Premises and actively operate its business therein; or if this leasehold interest shall be levied on or taken or attempted to be taken by execution, attachment or other process of law, or if any execution of attachment shall be issued against Tenant, or any of Tenant's property in the Premises, whereby the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant, or if this Lease shall by operation of law devolve upon or pass to any person or persons other than the Tenant except as may be permitted in this Lease, then in any of said cases, the Landlord may:
         (1) At its option, upon written notice to Tenant, terminate this Lease, and this Lease and the Term thereof shall automatically cease and terminate as of the date of such notice;
         (2) Enter into the Premises, remove Tenant's property and effects as elsewhere in the Lease provided, take and hold possession thereof, without such entry and possession terminating this Lease or releasing Tenant in whole or in part from Tenant's obligations to pay rent and all its other obligations hereunder for the full Term;
         (3) Require that upon any termination of this Lease whether by lapse of time, the exercise of any option by Landlord to terminate the same or in any other manner whatsoever, or upon any termination of Tenant's right to possession without termination of this Lease, the Tenant shall at once surrender possession of said Premises to the Landlord and immediately vacate the same, and remove all effects there from, except such as may not be removed under other provisions of this Lease. If Tenant fails to do so Landlord may forthwith re-enter said Premises, with or without process of law, and repossess itself thereof as in its former estate and expel and remove Tenant and any other persons and property therefrom using such force as may be necessary, without being deemed guilty of trespass, eviction or forcible entry, without thereby waiving Landlord's rights to rent or any other rights given Landlord under this Lease or at law or in equity;
         (4) If the Tenant shall not remove all effects from said Premises as in this Lease provided, Landlord, at its option, may remove any or all of said effects in any manner that Landlord shall choose and store same without liability for loss thereof, and Tenant will pay the Landlord, on demand, any and all expenses incurred in such removal and storage of said effects for any length of time during which the same shall be in possession of Landlord or in storage, or Landlord may at its option, without notice, sell any or all of said effects in such manner and for such price as the Landlord may deem best and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord, including the expenses of removal and sale;
         (5) Collect from Tenant any other loss or damage Landlord may sustain by reason of any breach and any diminished value of said Premises resulting from said breach;
         (6) In the event of a breach, or threatened breach by Tenant of any of the covenants or provisions of this Lease, have the right to enjoin any such breach or threatened breach;
         (7) Declare the entire rental for the balance of the Term or the entire Term including the Minimum Rent and all Additional Rentals herein provided for, immediately due and payable at once. Notwithstanding the foregoing, in the event Landlord obtains judgment hereunder Tenant shall only be required to pay said judgment in monthly installments upon the rental payment dates as set forth in this Lease Agreement unless Tenant defaults in making said payments, in which event the entire judgment shall, at the option of Landlord, then be immediately due and payable;

         (8) In the event of termination of th1s Lease, before the expiration date thereof originally fixed, by reason of any provision of this Lease relating to earlier termination, by reason of the Landlord's exercising any option to terminate, by reason of any default, neglect or omission on the part of the Tenant, or if the Landlord shall enter or re-enter upon the Premises, or if the Tenant shall be ejected, dispossessed or removed there from by summary proceedings or in any other manner, whether or not specifically enumerated in this Lease, or if the Premises become vacant, deserted or abandoned, the Landlord at any time may re-let the Premises, or any part or parts thereof, either in the name of or for the account of Landlord or Tenant, for such Minimum Rent and Additional Rent (hereinafter for purposes of this Article "Rents" or "Rental") and for such Lease Term and upon such terms as Landlord may see fit, which Lease Term may, at Landlord's option, extend beyond the balance of the Term of this Lease. Landlord shall not be required to accept any tenant offered by Tenant nor to observe any instruction given by Tenant about such re-Ietting. In any such case, Landlord may make such repairs, alterations and additions in or to the Premises and redecorate the same as it sees fit. Tenant shall pay Landlord any deficiency between Rents hereby reserved and covenanted to be paid and the net amount of the Rents collected on such re-Letting, for the balance of the Term of this Lease, as well as any expenses incurred by Landlord in such re-Letting, including, but not limited to attorneys' fees, brokers' fees, the expense of repairing, altering and adding to and redecorating the Premises, and otherwise preparing the same for re-rental. All such costs, other than the Rental, unless accelerated, shall be paid by Tenant upon demand by Landlord. Any deficiency in Rental shall be paid in monthly installments, unless Landlord has declared the entire Rental for the balance of the Term due, as elsewhere in this Lease provided. For the purpose of determining the deficiency in Rent, the Rent reserved shall be deemed to be the Minimum Rent and all Additional Rents herein provided for. Any suit brought to collect the amount of the deficiency for anyone or more months shall not preclude any subsequent suit or suits to collect the deficiency for any subsequent months. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises or in the event that the Premises are re-let, for failure to collect the Rent thereof under such re-letting.

Section 16.3 -Waiver of Service.

Except for any notice of default required in this Article 16, the Tenant expressly waives the service of any further notice of intention to terminate Tenant's right of possession of said Premises or to re-enter said Premises and waives the service of any demand for payment of Rent Of for possession and waives the service of any and every other further notice or demand prescribed by any statute, law or ordinance and agrees that the simple breach of any of the covenants of this Lease shall, of itself, without the service of any notice or demand whatever, at Landlord's option, constitute a forcible detained by the Tenant of said Premises within the meaning of the statutes of the State of New York. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws, in the event of eviction or dispossession of Tenant by Landlord under any provisions of this Lease. No receipt of monies by the Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Premises after the termination in any way of this Lease or after the giving of any notice shall reinstate, continue or extend the Term of this Lease or affect any notice given to the Tenant prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of said Premises, the Landlord may receive and collect any rent or other amounts due. Landlord and such payment shall not waive or affect said notice, said suit or said judgment.

Section 16.4

-Waiver of Trial The Landlord, Tenant and any Guarantor(s) do hereby knowingly, voluntarily and intentionally waive the right to a trial by jury of any and all issues either now or hereinafter provided by law in any action or proceeding between the parties hereto, or their successors, arising directly or indirectly out of or in any way connected with this Lease or any of its provisions, the Tenant's use or occupancy of said Premises and/or any claim for personal injury or property damage including, without limitation, any action to rescind or cancel this lease, and any claim or defense asserting that this Lease was fraudulently induced or is otherwise void or void able. It is intended that said waiver shall apply to any and all defenses, rights and/or counterclaims in any action or proceeding at law or in equity. This waiver is a material inducement for Landlord and Tenant to enter into this Lease.

Section 16.5 Landlord's Rights Cumulated

Any and all rights and remedies which Landlord may have under this Lease and at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more or all of said rights and remedies may be exercised at the same time or at different times and from time to time without waiver thereof of any right or remedy provided or reserved to Landlord.

Section 16.6 -Attorneys' Fees-"

In the event either party shall bring legal action hereunder against the other party, the prevailing party shall be entitled to recover from the other party all reasonable expenses incurred, including reasonable attorney's fees. Additionally, the Landlord shall be entitled to recover from the Tenant all reasonable expenses incurred, including reasonable attorney's fees, in connection with Landlord preserving and protecting its statutory rights in the event of a filing pursuant to Title 11 of the United States Code, 11 U.S.C. ss.101 et seq.

Section 16.7 -Tenant's Claims Barren

Any claim, demand, right or, defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant has given Landlord written notice of such claim, demand, right or, defense within eighteen (18) months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense.
If any of the aforesaid provisions or any other provision of this Lease shall be partially or totally unenforceable or declared invalid, void or voidable, said provision shall be deemed eliminated and of no force and effect and the balance of this Lease shall continue in full force and effect. If any notice is required by law to be given such notice shall be given.

ARTICLE 17 -SIGNS

Section 17.1 -Signs,

Landlord, at its sole cost, shall place, construct and maintain a directory or bulletin board in any lobby of the Building in which the Premises are located, exclusively for the display of the names of tenants in the Building and their respective suite and/or space numbers. Tenant shall be entitled to display its trade name in the directory or bulletin board and to delineate the various departments and their locations without additional cost to Tenant.
Landlord has the sole right to determine the type of directory or bulletin board, and the content of the display of the names of tenants (including, without limitation, size of letters, color and whether affixed or painted).

Tenant shall not have the right to place, construct or maintain on the glass panes or supports of the windows of the Premises, the doors or the exterior walls or roof of the Building in which the Premises are located or any interior portions of the Premises that may be visible from the exterior of the Premises, any signs, advertisements, names insignia, trademarks, descriptive material or any other similar item. Landlord, at Tenant's cost, may remove any item placed, constructed or maintained that does not comply with the provisions of this

Article 17.

ARTICLE 18 -ACCESS TO PREMISES

Section 18.1 -Landlord's Entry on Premises.

Landlord shall have access to the Premises at all reasonable times and, in case of emergency or entries mandated by legal authority, at any time, for any of the following purposes:
         (1) To determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease;
         (2) To do any necessary maintenance and to make any restoration that Landlord has the right or obligation to perform to the Premises or the Building and other improvements in which the Premises are located;
         (3) To serve, post or keep posted any notices required or allowed under the provisions of this Lease;
         (4) To show the Premises to prospective brokers, agents, buyers, tenants, purchaser or mortgage, at any time during the Term; and
         (5) To shore the foundations, footings and walls of the Premises or the Building in which the Premises are located and to erect scaffolding and protective barriers around or about the Premises, but not so as to prevent entry to the Premises, and to do any other act or thing necessary for the safety or preservation of the Premises or the Building and other improvements in which the Premises are located, if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Landlord's rights under this Article 18 extend to the owner of the adjacent property on which excavation or construction is to take place and the adjacent property owner's authorized representatives. Landlord shall not be liable in any manner for an inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord's entry on the Premises as provided in this Article 18, but Landlord shall take reasonable steps to minimize the inconvenience to Tenant resulting from its entry upon the Premises as permitted hereunder. Tenant shall not be entitled to any abatement or reduction of Minimum Rent if Landlord exercises any rights reserved in this Article 18.

ARTICLE 19 -SUBORDINATION

Section 19.1 -Subordination.

This Lease and all rights of Tenant hereunder are subject and subordinate to any mortgages, deeds of trust, deeds to secure debt, ground rents and to all renewals, modifications, consolidations, replacements and extensions of any of the foregoing or of substitutions therefore or any other forms or methods of financing or refinancing which may now or hereafter affect the real property or leasehold estates of which the Premises form a part whether now in use or not and any instruments executed for said purposes or hereafter executed by the owners of the fee or leasehold, if Landlord is not the owner of the fee. Tenant agrees upon demand to execute, acknowledge and deliver to the owners of the fee or leasehold estate, without expense to them, any instruments that may be necessary to confirm this subordination of this Lease and of all of the rights herein contained to the lien or liens created by any such instruments. If the Tenant shall fail at any time to execute and deliver any such subordination instruments upon request the mortgagors in any such new mortgage or mortgages or the obligors in any form of refinancing as provided above, in addition to any other remedies available to them in consequence of said default may execute, acknowledge and deliver such subordination instruments as the attorney-in-fact of the Tenant and in the Tenant's name, place and stead; said Tenant hereby makes, constitutes and irrevocably appoints said mortgagors or obligors as its attorney-in-fact for that purpose. It is further agreed that any secured lender as aforesaid may, at its option, elect to make this Lease superior to its mortgage, deed to secure debt, or other instrument referred to herein, by written notice thereof to the Tenant. Upon request of Tenant, Landlord agrees to request of any mortgage that it enter into a Subordination, Non-Disturbance and Adornment Agreement with Tenant. Tenant agrees to execute said Agreement in the form required by such mortgage.

ARTICLE 20 -NOTICES

Section 20.1 -Notices,

Unless otherwise expressly in this Lease provided, any notice or communication which Landlord may desire or be required to give to Tenant, including any notice of termination, shall be deemed sufficiently given or rendered if sent by Registered Mail or Certified Mail, Return Receipt Requested, or nationally recognized overnight carrier to Tenant at the address as shown on the Lease or at such other address as the Tenant may designate in writing from time to time. Any notice by Tenant to Landlord must be sent by Registered or Certified Mail, Return Receipt Requested or nationally recognized overnight carrier addressed to Landlord, Attention: General Counsel, at the address as shown on the Lease or at such other address as the Landlord may designate in writing from time to time. The time of the rendition or giving of such notice shall be deemed to be the time when same is received by the party to whom the notice is sent or the time such party refuses to receive the notice.

ARTICLE 21 -WAIVER

Section 21.1 -Waiver.

No waiver of any condition or legal right or remedy shall be implied by the failure of the Landlord to declare Tenant and/or any Guarantor in default nor for any other reason, and no waiver of any condition or covenant shall be valid unless it be in writing signed by an authorized officer or partner of the Landlord, and no waiver by the Landlord in respect to one tenant shall constitute a waiver in favor of any other tenant, nor shall the waiver of a breach of any condition be claimed or pleaded to excuse a future breach of the same condition or covenant or any other condition or covenant. No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

ARTICLE 22 -PROVISIONS BINDING, ETC

Section 22.1 -Provisions Binding The conditions, covenants and agreements contained in this Lease to be kept and performed by the parties hereto, shall be binding upon and inure to the benefit of said respective parties, their legal representatives, successors and assigns. This Article shall not be construed to permit any assignment or subletting, except as otherwise permitted in this

Lease. The term "Landlord" as used in this Lease means only the owner for the time being of the land and Building (or the owner of a lease of the Building), so that in the event of any sale or sales of said land and Building or of said lease, or in the event of a lease of said Building, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said tenant of the Building, that the purchaser or tenant of the Building as of the date of such purchase or lease has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder.
                                       15


ARTICLE 23 -SURRENDER OF PREMISES

Section 23.1 -Surrender of Premises.

On the expiration or earlier termination of the Lease Term, Tenant shall quit and surrender the Premises, broom clean, in good condition and repair (reasonable wear and tear, and damage by fire excepted), together with alterations, additions and improvements including, but not limited to, carpeting, lighting fixtures, and sign box, if any, that may have been made in, to, or on the premises, except movable furniture or unattached movable trade fixtures. On or before the end of the Lease Term, Tenant shall remove all its property from the Premises and all property not removed shall be deemed abandoned by T enant (but nothing herein contained shall be deemed to eliminate the right of Landlord to have Tenant restore the Premises and remove any alterations, fixtures, equipment, etc., all at Tenant's sole cost and expense). If the Premises are not surrendered at the end of the Lease Term, Tenant shall indemnify Landlord and/or its management company against any loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding Tenant founded on the delay.
Section 23.2 -Holdover, If Tenant should remain in possession of the Premises after the expiration of the Lease Term, then in addition to the indemnification of Landlord and/or its management company by Tenant required in Article 11.2, the Tenant holding over shall be deemed to be a Tenant at sufferance only, upon the same terms and conditions as specified in this Lease, unless different terms and conditions are imposed by Landlord prior to or at any time and from time to time after the expiration of this Lease, and further provided that unless Landlord and Tenant are engaged in bona fide negotiations to extend or renew the terms of the Lease, the Minimum Rent for such period shall be an amount equal to double the Minimum Rent for the last year of the expired Term, but Tenant shall nevertheless be considered a Tenant at sufferance only.

ARTICLE 24 -SECURITY DEPOSIT -Intentionally Deleted

ARTICLE 25 -MISCELLANEOUS PROVISIONS.

Action 25.1 -Consent of Landlord.

Whenever consent or approval of Landlord is required under this Lease, Landlord may withhold such consent or approval in its sole and absolute discretion.

Section 25.2 Corporate Authority

If Tenant is a corporation, upon execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of its board of directors authorizing the execution of this Lease on behalf of Tenant. Tenant represents, warrants and covenants that it is, upon the date of execution, and throughout the term of this Lease, authorized to do business and good standing in the State of New York. Tenant agrees to furnish to Landlord, upon request, evidence of authority for entering into this Lease.

Section 25.3 -Successor

Except as specifically provided otherwise herein, this Lease shall be binding on and inure to the benefit of the parties and their successors and assigns.

Section 25.4 -Broker

Each party represents and warrants that it has not had any dealing with any realtor, broker, or agent, in connection with the negotiation of this Lease and agrees to indemnify and to hold the other party harmless from any cost, expense or liability for any compensation, commission, or charges claimed by any realtor, broker, or agent withwhom it has dealt action

25.5 Riders: Exhibits-

Any rider and/or exhibit attached hereto shall be deemed incorporated herein and made a part hereof. In the event that any provision contained in said rider and/or exhibit is inconsistent with the printed provisions of this Lease, the provisions contained in said rider and/or exhibit shall supersede the printed provisions of the Lease.
                                       16

Section 25.6 Interpretation of Lease.

Although the printed provisions of this Lease were drafted by Landlord, the terms of this Lease were fully negotiated by the parties and shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general meaning of the language herein contained in an effort to reach the intended result. This Lease shall be governed exclusively by the provisions hereof and by the laws of the State of New York. The parties further agree, that for purposes of litigation arising between the parties, hereto, that the venue for any action shall be laid in the County of Monroe and State of New York or such other location as Landlord may determine.

Section 25.7 -Entire Agreement.

This Lease contains and embraces the entire and only agreement between the parties hereto and is intended as a final expression of their agreement and as a complete and exclusive statement of the terms thereof; all negotiations, considerations and representations between the parties having been incorporated herein. No oral statements nor prior written matter extrinsic to this Lease shall have any force or effect. Tenant acknowledges and agrees that neither Landlord nor any representative of Landlord nor any broker has made any representations, understandings, agreements, warranties, promises to or agreement with Tenant relating to the Premises, or the Building or Sibley Complex or with respect to past, present or future tenancies, rents, expenses, operations or any other matter which is not contained in the express terms of this Lease. Tenant acknowledges and agrees that Tenant's execution and delivery of this Lease is based upon Tenant's independent investigation and analysis of the business potential and expenses represented by this Lease, and Tenant expressly waives any and all claims or defenses by Tenant against the enforcement of this Lease which are based upon allegations of representations, projections, estimates, understandings or agreements by Landlord or Landlord's representatives that are not contained in the express terms of this Lease.
Section 16.7 of this Lease shall not be construed to modify any of the provisions of this Section 25.7.

Section 25.8 -Captions: Titles.

The captions and/or titles are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

Section 25.9 Singular and Plural.

When required by the context of this Lease, the singular shall include the plural.

Section 25.10 -Point and Sever I Obligations.

If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to anyone of such individuals, corporations, partnerships or other persons shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other person, the members of which are, by virtue of any applicable law or regulation, subject to personal liability, the liability of each such member shall be joint and several.

Section 25.11 -Sever ability.

The unenforceability, invalidity or illegality of any provision of this Lease shall not render the other provisions of this Lease unenforceable, invalid or illegal. Section 25.12 Tenant and Landlord. The term "Tenant" shall include servants, employees, agents, visitors, invitees, licensees, successors and/or assigns of Tenant. The term "Landlord" shall include successors and/or assigns of Landlord.
                                       17

Section 25.13 -Release

Upon execution of the Lease Extension Agreement, the Tenant hereby releases the Landlord, its agents, representatives, officers and affiliates from any claims, causes of action or the like, including, but not limited to, claims based upon theories of breach of contract, negligent misrepresentation and/or fraudulent inducement arising from the beginning of time to the date of this Agreement.

Section 25.14 -Rules and Regulations

The Landlord reserves the right to adopt and promulgate, from time to time. rules and regulations, and to amend and supplement the same, applicable to the occupancy of the Building and to the parking space and common facilities hereinbefore referred to. Notice of such rules, regulations and amendments and supplements thereto, if any, shall be given to the Tenant. Wherever the terms rules or regulations are referred to in this Lease, such terms shall be deemed to mean reasonable rules and regulations which are enforced in a non-discriminatory manner(1) The rights of Tenant in the entrances, corridors, elevators and escalators of the Building are limited to ingress to and egress from the Tenant's Premises for the Tenant and its employees, licensees and invitees, and no Tenant shall use, or permit the use of the entrances, corridors, escalators or elevators for any other purpose. Tenant shall not invite to the Tenant's Premises, or permit the visit of, person in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by other tenants. Fire exits and stairways are for emergency use only, and they shall not be used for any other purposes by the Tenant, its employees, licensees or invitees.
Tenant shall not encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways in and about the Building. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the Tenant, in such reasonable manner as it deems best for the benefit of the Tenant generally.
(2) The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by Tenant or its employees, licensees or invitees, shall be paid by Tenant. (3) Landlord may refuse admission to the Sibley Complex and/or the Building of which the Premises form a part outside of ordinary business hours to any person not properly identified, and may require all persons admitted to or leaving the Building outside of ordinary business hours to register. Any of Tenant's employees, agents and visitors may be permitted to enter and leave the Building outside of ordinary business hours whenever appropriate arrangements have been previously made between Landlord and Tenant with respect thereto. Tenant shall be responsible for all persons for whom it requests such permission and shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character, reputation or interest of the Building or its tenants may be denied access to the Building or may be ejected therefrom. In case of invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building. Landlord shall in no way be liable to Tenant for damages or loss arising from the admissions, exclusion or ejection of any person to or from the Tenant's Premises or the Building under the provisions of this Section 25.14. (4) No person or contractor shall be employed to do janitor work, window washing, cleaning, decorating or repair in the Premises, except by Landlord or with Landlord's prior written consent which consent shall not be unreasonably withheld or delayed. Tenant will not clean, nor require, permit, suffer or allow any window in the Premises to be cleaned from the outside in violation of Section 202 of the New York Labor Law.
                                       18

 .(5)    Tenant shall place no objects or projections of any type on the Building exterior. No projections over or around the windows shall be installed by Tenant, and only such window blinds, curtains, shades or similar equipment as are supplied or permitted by Landlord shall be used in Tenant's Premises.
(6)Tenant shall not overload the floors in the Premises. Tenant must obtain from Landlord prior written approval as to size, maximum weight, routing and location of business machines, safes and heavy objects, which approval shall not be unreasonably withheld or delayed. Furniture and other large articles may be brought into the Building only at times and in the manner reasonably designated by Landlord. (7) Tenant shall not use, nor allow to be used by contractors, vendors, suppliers or others in the delivery or receipt of merchandise, equipment, furniture, fixtures or any other delivery of whatsoever nature, any hand trucks, except those equipped with rubber tires and side guards.
(8) All entrance doors in Tenant's Premises shall be left locked when Tenant's Premises are not in use. Tenant assumes fully responsibility for protecting its Premises from theft, robbery and pilferage. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, Tenant shall obtain and comply with Landlord's reasonable instructions in their installation.
(9) No noise, including the playing of any musical instruments, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building shall be made or permitted by Tenant, and no cooking shall be done in Tenant's Premises, except as expressly approved by Landlord. Nothing which would impair or interfere with any of the building services or the proper and economic heating, cooling, cleaning or other servicing of the Building or the Premises, nor the use or enjoyment by any other tenant of any other premises shall be done or permitted, brought into or kept in Tenant's Premises, nor shall Tenant install any ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of Landlord might cause any such impairment or interference. Tenant shall not bring nor allow to be brought into the Building any dangerous, inflammable, combustible or explosive object or material.(10) Tenant shall not discharge, nor allow to be discharged into the waste lines, vents or flues of the Building any acids, vapors or other materials which may damage the same. The water and wash closets, and other plumbing fixtures in or serving the Tenant's Premises shall not be used for any purpose other than the purpose for which they were designated or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures by Tenant, its employees, licensees or invitees shall be borne by the Tenant

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:

ROCHWIL ASSOCIA TES
BY: ROCTER PROPER, INC.
    General Partner
By

Title:

TENANT:
TIMELY INFORMATION CORP .
By:
Title: